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                                                                     Exhibit 4.5

                               SECURITY AGREEMENT


               SECURITY AGREEMENT dated as of November 29, 1999, among Water Pik Technologies, Inc., a Delaware corporation ("Water Pik" or a "Borrower"), Laars, Inc., a Delaware corporation ("Laars" or a "Borrower" and together with Water Pik, the "Borrowers"), Water Pik Technologies, Inc., a Delaware corporation ("Holdings"), Jandy Industries, Inc., a California corporation ("Jandy") (the Borrowers, Holdings and Jandy are each sometimes referred to herein as a "Grantor" and collectively as the "Grantors"), and The Chase Manhattan Bank, a New York banking corporation, as agent ("Agent") for (i) the lenders (the "Lenders") named in Schedule 2.01 of the Restated Credit Agreement dated as of the date hereof, among the Grantors, the guarantors named therein (the "Guarantors"), the Agent and the Lenders (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") and (ii) itself as issuer of the Letters of Credit.


               The Agent and the Lenders have agreed to extend Loans and certain other financial accommodations, including, without limitation, the issuance of the Letters of Credit to the Borrowers pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to extend such Loans and of the Agent to issue the Letters of Credit under the Credit Agreement is conditioned on the execution and delivery by the Grantors of a security agreement in the form hereof to secure the following (collectively, the "Secured Obligations": (i) all Obligations (such Obligations to include, without limitation, the due and punctual payment and performance of (a) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) Indebtedness at any time and from time to time under the Letters of Credit], (c) all obligations of the Grantors at any time and from time to time under this Agreement and (e) all other obligations of the Grantors and Guarantors at any time and from time to time under the Credit Agreement and the other Loan Documents) and (ii) all obligations of Holdings under the Guaranty.

               Accordingly, the Grantors and the Agent hereby agree as follows:

               1. Definitions of Terms Used Herein. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement. As used herein, the following terms shall have the following meanings:

                      (a) "Accounts Receivable" shall mean (i) all of the Grantors' present and future accounts, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code as in effect in the State of New York ("NYUCC"), (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Agent or any other financial institution from or for any Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the deposits (general or special) of any


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Grantor, balances, sums and credits with, and all of the Grantors' claims against the Agent or any other financial institution at any time existing, (iii) all of the Grantors' right, title and interest, and all of the Grantors' rights, remedies, security and Liens, in, to and in respect of any accounts receivable, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to accounts receivable, deposits or other security for the obligation of any account debtor, and credit and other insurance, (iv) all of the Grantors' right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts receivable, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any account receivable, and all returned, reclaimed or repossessed goods.



                      (b) "Collateral" shall mean all (i) Accounts Receivable, (ii) Documents, (iii) Equipment, (iv) General Intangibles, (v) Inventory, (vi) Proceeds and (vii) Investment Property.

                      (c) "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

                      (d) "Equipment" shall mean all of the Grantors' machinery, equipment, vehicles, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in the Grantors' business or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by any Grantor.

                      (e) "General Intangibles" shall mean all of the Grantors' present and future general intangibles of every kind and description, including (without limitation) patents, patent applications, trade names and trademarks and the goodwill of the business symbolized thereby, Federal, State and local tax refund claims of all kinds.

                      (f) "Inventory" shall mean all of the Grantors' right, title and interest in and to raw materials, work in process, finished goods and all other inventory (as such term is defined in the NYUCC), whether now owned or hereafter acquired, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto.

                      (g) "Investment Property" shall mean all of the Grantors' right, title and interest in and to all present and future securities, security entitlements and securities accounts.


                      (h) "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include,


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without limitation, all cash and negotiable instruments received or held by any of the Lenders pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable.


               2. Security Interests. As security for the payment or performance, as the case may be, of the Secured Obligations, the Grantors hereby create and grant to the Agent, its successors and its assigns, for its own benefit and for the pro rata benefit of the Lenders, their successors and their assigns, a security interest in the Collateral (the "Security Interest"). Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Grantors as debtors and the Agent as secured party.

               The Grantors agree at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

               3. Further Assurances. Each Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. Each Grantor agrees to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records relating to the Accounts Receivable owned by it and the location of any Collateral. Each Grantor agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

               4. Inspection and Verification. The Agent and such persons as the Agent may designate shall have the right, at any reasonable time or times during a Grantor's usual business hours, and upon reasonable notice (which may be telephonic), to inspect the Collateral owned by such Grantor, all records related thereto (and to make extracts and copies from such records), and the premises upon which any such Collateral is located, to discuss such Grantor's affairs with the officers of such Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, and condition of or any other matter relating to, such Collateral, including, in the case of Accounts Receivable or Collateral in the possession of a third person, contacting account debtors and third persons possessing such Collateral. Subject to the provisions of Section 11.11 of the Credit Agreement, the Agent shall have the absolute right to share any information it gains from such inspection or verification with any or all of the Lenders.



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               5. Taxes; Encumbrances. At its option, the Agent may discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent a Grantor fails to do so as required by the Credit Agreement, and each Grantor agrees to reimburse the Agent on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 5 shall be interpreted as excusing a Grantor from the performance of any covenants or other promises with respect to taxes, liens, security interests or other encumbrances and maintenances as set forth herein or in the Credit Agreement.

               6. Assignment of Security Interest. If at any time a Grantor shall take and perfect a security interest in any property of an account debtor or any other person to secure payment and performance of an Account Receivable, such Grantor shall promptly assign such security interest to the Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the account debtor or other person granting the security interest.

               7. Representations and Warranties. Each Grantor represents and warrants to the Agent that:

                      (a) Title and Authority. It has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

                      (b) Filing. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been, or shall be delivered to the Agent in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Agent in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

                      (c) Validity of Security Interest. The Security Interest constitutes a valid, legal and perfected first priority security interest in all of the Collateral for payment and performance of the Secured Obligations, except as otherwise permitted under the Credit Agreement.


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                      (d)     Information Regarding Names.  It has disclosed in
writing to the Agent on Schedule I attached hereto any trade names or styles (the "Tradenames") used to identify it in its business or in the ownership of its properties and as to each such Tradename confirms that:

                           (i) each Tradename is a trade name and style (and not
                  the name of an independent corporation or other legal entity) by which a Grantor may identify and sell certain of its goods or services and conduct a portion of its business;

                           (ii) all Accounts Receivable involved under the
                  Tradenames are and shall be (x) owned solely by the Grantors and (y) subject to the security interests and other terms of this Security Agreement and the Credit Agreement;

                           (iii) any dispute which may arise with customers with
                  respect to the products invoiced under the name of any of the Tradenames are to be subject to the terms of this Security Agreement and the Credit Agreement as through the Tradenames did not exist; and

                           (iv) new Tradenames may only be used after notice to
                  the Agent, which notice shall set forth the name of such new Tradename.

                      (e) Absence of Other Liens. The Collateral is owned by it free and clear of any Lien of any nature whatsoever, except as granted pursuant to this Agreement and as permitted by the Credit Agreement, and, except as provided by paragraph (b) of this Section 7, no financing statement has been filed, under the Uniform Commercial Code as in effect in any state or otherwise, covering any Collateral except as indicated on Schedule 7.01 to the Credit Agreement.

                      (f) Additional Representations for Accounts Receivable. (i) All Accounts Receivable owned by the Grantors on the Closing Date constitute bona fide receivables arising in the ordinary course of business, the amount of which is actually owing and payable to the Grantors in the ordinary course of business, subject to no defense, claim of disability, counterclaim or offset with respect thereto. All such Accounts Receivable, net of a bad debt reserve determined in accordance with generally accepted accounting principles, are collectible in accordance with their terms.


                      (ii) Each Account Receivable arising after the Closing Date shall be on the date of its creation a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum, to the extent, set forth in the invoice relating thereto, with respect to an absolute sale and delivery upon the specified terms of goods sold by such Grantor, or work, labor and/or services theretofore rendered by such Grantor; no such Account Receivable is or shall at any time be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in such Grantor's business, and such Grantor has no reason to


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believe such Accounts Receivable will not be paid when due; none of the transactions underlying or giving rise to any such Account Receivable shall violate any applicable State or Federal laws or regulations, and all documents relating to any such Account Receivable shall be legally sufficient under such laws or regulations and are legally enforceable in accordance with their terms; to the best knowledge of such Grantor, each customer, guarantor or endorser is solvent and will continue to be fully able to pay all such Accounts Receivable on which it is obligated in full when due; no agreement under which any deduction or offset of any kind, other than normal trade discounts and discounts granted by a Grantor in the ordinary course of its business in accordance with its historical practices, have been granted by such Grantor, at or before the time such Account Receivable was created; all documents and agreements relating to such Accounts Receivable shall be true and correct and in all respects what they purport to be; to the best of each Grantor's knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Accounts Receivable are genuine and all signatories and endorsers shall have full capacity to contract.

                      (g) Survival of Representations and Warranties. All representations and warranties of the Grantors contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 28.


               8. Records of Accounts Receivable; Physical Count of Inventory.
(a) Each Grantor shall keep or cause to be kept records of its Accounts Receivable which are accurate in all material respects. In addition, each Grantor will provide the Agent with such further schedules and/or information respecting each Account Receivable as the Agent may reasonably require.

                 (b) Each Grantor shall conduct a physical count of its Inventory at such intervals as the Agent may reasonably request, and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such Inventory.

               9. Supplemental Documentation. In connection with the execution and delivery of this Agreement, each Grantor shall furnish or cause to be furnished to the Agent on or prior to the Closing Date a certificate, signed by a Responsible Officer of such Grantor dated the Closing Date, certifying that, as of the date of such certificate, all representations and warranties of such Grantor in Section 7 are true and correct and that such Grantor is in compliance with all conditions, agreements and covenants to be observed or performed hereunder.

               10. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned by it against all persons and to defend the Security Interest of the Agent in such Collateral, and the priority thereof, against any adverse Lien of any nature whatsoever except for Liens permitted pursuant to
Section 7.01 of the Credit Agreement.


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               11. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Agent, and the Lenders from any and all such liabilities.

               12. Use and Disposition of Collateral. Except as set forth in the Credit Agreement, no Grantor shall make or permit to be made any assignment, pledge or hypothecation of the Collateral, or grant any security interest in the Collateral except for the Security Interest. No Grantor shall make or permit to be made any transfer of any Collateral, except Inventory in the ordinary course of business and as otherwise permitted by the Credit Agreement, and each Grantor shall remain at all times in possession of the Collateral owned by it other than as set forth on Schedule I annexed hereto, transfers to the Agent pursuant to the provisions hereof and as otherwise provided in this Agreement or the Credit Agreement.

               13. Limitation on Modifications of Accounts Receivable. No Grantor will, without the Agent's prior written consent, grant any extension of the time of payment of any of its Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, in whole or in part, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business.

               14. Collections. (a) At the times set forth in Section 10.01 of the Credit Agreement, each Grantor shall have the right to collect its Accounts Receivable in the ordinary course of its business; provided, however, that at the request of the Agent, each Grantor shall (i) arrange for remittances on any of its Account Receivable to be made directly to lockboxes or blocked accounts designated by the Agent or in such other manner as the Agent may direct, and
(ii) promptly deposit all payments received by such Grantor on account of Accounts Receivable, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in precisely the form received (but with any endorsements of such Grantor necessary for deposit or collection), subject to withdrawal by the Agent only, as hereinafter provided, and until they are deposited, shall be deemed to be held in trust by such Grantor for and as the Agent's property on its own behalf and on behalf of the Lenders and shall not be commingled with such Grantor's other funds.

                      (b) The Agent shall have the right, as the true and lawful agent of the Grantors, with power of substitution for the Grantors and in the applicable Grantor's name, the Agent's name or otherwise, for the use and benefit of the Agent and the Lenders, (i) to endorse the applicable Grantor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; (ii) to sign the name of the applicable Grantor on any invoice or bill of lading relating to any of the Collateral, drafts against Customers, assignments and


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verifications of Accounts Receivable and notices to Customers; (iii) to send verifications in form reasonably satisfactory to the applicable Grantor of Accounts Receivable to any Customer; and (iv) upon the occurrence and during the continuance of an Event of Default, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and each Grantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, (B) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the Obligor thereon,
(C) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (D) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral, (E) to notify, or to require the applicable Grantor to notify, the account debtors obligated on any or all of the Accounts Receivable to make payment thereof directly to the Agent, (F) to notify the Postal Service authorities to change the address for delivery of mail addressed to any Grantor to such address as the Agent may designate, (G) to accept the return of goods represented by any of the Accounts Receivable, and (H) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or such Lender or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Agent or any Lender in the absence of the gross negligence or willful misconduct of the Agent or such Lender. It is understood and agreed that the appointment of the Agent as the agent of the Grantors for the purposes set forth above in this Section 14 is coupled with an interest and is irrevocable. The provisions of this Section 14 shall in no event relieve any Grantor of any of its obligations hereunder or under the Credit Agreement with respect to the Collateral or any part thereof or impose any obligation on the Agent or any Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Lender of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

               15. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any or all of the following actions at the same or different times in accordance with applicable law: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass (except for actual damage caused by the Agent's gross negligence or willful misconduct) to


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enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the applicable Grantor, and such Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

               The Agent shall give the applicable Grantor 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the NYUCC) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 15, The Chase Manhattan Bank or any Lender may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and The Chase Manhattan Bank or any such Lender may make payment on account thereof by using any claim then due and payable to The Chase Manhattan Bank or any such Lender from such Grantor as a credit against the purchase price, and The Chase Manhattan Bank or any such Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and no Grantor shall be entitled to the return of the Collateral or any


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portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full and/or the Total Commitment shall have been terminated. Grantors, jointly and severally, shall remain liable for any deficiency. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

               16. Application of Proceeds. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                      FIRST, to the Agent to reimburse the Agent for that portion of the payments, if any, made by it with respect to Letters of Credit for which a Lender, as a participant in such Letter of Credit pursuant to
Section 2.18 of the Credit Agreement, failed to pay its pro rata share thereof as required pursuant to such Section 2.18;

                      SECOND, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Grantors and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                      THIRD, to the Agent to be held as cash collateral to the extent of the undrawn amounts, if any, of outstanding Letters of Credit;

                      FOURTH, pro rata to the payment in full of principal and interest in respect of any Loans outstanding (pro rata as among the Lenders in accordance with the amounts of the Loans made by them pursuant to the Credit Agreement);

                      FIFTH, pro rata to the payment in full of all Secured Obligations (other than those referred to above) owed to the Lenders (pro rata as among the Lenders in accordance with their respective Commitments); and

                      SIXTH, to the Grantors, their successors and assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase


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money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

               17. Locations of Collateral; Place of Business. (a) Each Grantor hereby represents and warrants that all the Collateral is located at the locations listed on Schedule I hereto and that its federal employer identification number is as set forth on said Schedule. The Grantors agree not to establish, or permit to be established, any other location for Collateral unless all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Credit Agreement to be made with respect to the Collateral have been made and the Agent has a valid, legal and perfected first priority security interest in the Collateral.

                      (b) Each Grantor confirms that its chief executive office is located as indicated on Schedule I hereto. Each Grantor agrees not to change, or permit to be changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Credit Agreement to be made have been made and the Agent has a valid, legal and perfected first priority security interest.

               18. Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Grantors, any of the Guarantors or any other obligor in respect of the Secured Obligations or in respect of this Agreement.

               19. No Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Agent and the Lenders shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

               20. Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Agent the attorney-in-fact of such Grantor solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

               21. Agent's Fees and Expenses. The Grantors shall be jointly and severally obligated to, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure of any representation or warranty of a Grantor hereunder to be true and correct in all material respects or the failure by any Grantor to perform or observe any of the provisions hereof. In addition, the Grantors jointly and severally indemnify and hold the Agent and the Lenders harmless from and against any and all liability incurred by the Agent or the Lenders hereunder or in connection herewith, unless such liability shall be due to the gross negligence or willful misconduct of the Agent or the Lenders, as the case may be. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

               22. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantors shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement, except as contemplated by this Agreement or the Credit Agreement.

               23. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

               24. Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

               25. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

               26. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

               27. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart which bears the signature of the Grantors shall have been delivered to the Agent.

               28. Termination. This Agreement and the Security Interest shall terminate when (a) all the Secured Obligations have been fully and indefeasibly paid in cash, (b) the Lenders have no further commitment to make any Loans under the Credit Agreement, and (c) the Agent shall have no further obligation to issue any Letters of Credit, at which time the Agent shall execute and deliver to the Grantors all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonably request to evidence such termination; provided, however, that all indemnities of the Grantors contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.

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                                       13

               IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.



                                             WATER PIK, INC.


                                             By: /s/ S. L. Main
                                                Name: S. L. Main
                                                Title: Controller



                                             LAARS, INC.

                                             By: /s/ S. L. Main
                                                Name: S. L. Main
                                                Title: Controller


                                             WATER PIK TECHNOLOGIES, INC.

                                             By: /s/ S. L. Main
                                                Name: S. L. Main
                                                Title: Controller



                                             JANDY INDUSTRIES, INC.

                                             By: /s/ S. L. Main
                                                Name: S. L. Main
                                                Title: Controller



                                             THE CHASE MANHATTAN BANK, as Agent

                                             By: /s/ Robert J. Arth
                                                Name: Robert J. Arth
                                                Title: Vice President




                                       14



The registrant hereby agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule to any of the agreements contained or incorporated by reference herein.